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                                                                      EXHIBIT 11




              CAPITAL INVESTMENT OF HAWAII, INC. AND SUBSIDIARIES

                    Computation of Net Loss Per Common Share

                  Three months ended January 31, 1996 and 1995

                                      and

                   Six months ended January 31, 1996 and 1995

                                  (Unaudited)


                                                       Three Months                           Six Months
                                                       January 31,                            January 31,
                                                    1996           1995                1996                1995
                                                    ----           ----                ----                ----
WEIGHTED AVERAGE NUMBER
    OF COMMON SHARES
    OUTSTANDING:

         Common shares issued                     1,723,765         1,723,765          1,723,765          1,723,765
             Less common shares in
                 treasury                           691,082           691,082            691,082            691,082
                                             --------------     -------------     --------------    ---------------

Weighted average shares outstanding
    during the period                             1,032,683         1,032,683          1,032,683          1,032,683
                                             ==============     =============     ==============    ===============

         Net loss                            $      (58,150)         (208,942)    $     (378,992)          (684,747)
                                             ==============     =============     ==============    ===============

         Net loss per common share           $         (.06)             (.20)    $         (.37)              (.66)
                                             ==============     =============     ==============    ===============